As filed with the Securities and Exchange Commission on November 5, 2013

Registration No. 333- _

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________________

Saga Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3042953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Saga Communications, Inc.

73 Kercheval Avenue

Grosse Pointe Farms, Michigan 48236

(313) 886-7070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated

Saga Communications, Inc. 2005 Incentive Compensation Plan

(Full title of the plan)

Samuel D. Bush

Senior Vice President and Chief Financial Officer

Sage Communications, Inc.

73 Kercheval Avenue

Grosse Pointe Farms, MI 48236

(313) 886-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Fred B. Green, Esq.

Bodman PLC

6th Floor at Ford Field, 1901 St. Antoine St.

Detroit, Michigan 48226

(313) 259-7777

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Class A Common Stock	120,000 shs.	$47.375	$5,685,000	$732.23
Class B Common Stock	113,334 shs.	$47.375	$5,369,199	$691.56
Class A Common Stock	113,334 shs.	$0.00	$0.00	$0.00
issuable upon conversion of Class B Common Stock (1) TOTAL				$1,423.79

(1) The Class B Common Stock is convertible, at the option of the holder, into an equal number of shares of Class A Common Stock.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A and Class B Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3) This calculation is made solely for the purpose of determining the amount of the Registration Fee pursuant to Rules 457(c) and 457(h) based on the average of the high and low prices for the Class A Common Stock on the NYSE MKT on October 31, 2013, which was $47.375 per share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Saga Communications, Inc., a Delaware corporation (the “Corporation” or the “Registrant”) relating to (i) 120,000 shares of its Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), (ii) 113,334 shares of its Class B Common Stock, par value $.01 per share (the “Class B Common Stock”), and (iii) the 113,334 shares of Class A Common Stock into which the 113,334 shares of Class B Common Stock are convertible, issuable to eligible employees and non-employee directors of the Corporation under the Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan, which Class A Common Stock and Class B Common Stock is in addition to the (a) 500,000 shares of Class A Common Stock and 166,666 shares of Class B Common Stock (and the 166,666 shares of Class A Common Stock into which the 166,666 shares of Class B Common Stock are convertible) registered on the Corporation’s Form S-8 filed on May 31, 2005 (Commission File No. 333-125361) (the “Prior Registration Statement”). The numbers with respect to the Prior Registration Statement have been adjusted for the January 28, 2009 1-for-4 reverse stock split and the January 14, 2013, 4-for-3 stock split of the Corporation.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit Number	Description of Document

4.1	Second Restated Certificate of Incorporation, restated as of December 12, 2003, filed as an exhibit to the Corporation’s registration statement on Form 8-A (File No. 001-11588) filed on January 6, 2004 and incorporated herein by reference.

4.2	Certificate of Amendment to the Second Restated Certificate of Incorporation field as an exhibit to the Corporation’s Form 8-K (File No. 001-11588) filed on January 29, 2009 and incorporated herein by reference.

4.3	Bylaws, as amended, May 23, 2007, filed as an exhibit to the Corporation’s Form 10-K (File No. 001-11588) for the year ended December 31, 2007 and incorporated herein by reference.

5.1	Opinion of Bodman PLC as to the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Bodman PLC (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page).*

99.1	Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan filed as Appendix A to the Corporation’s Consent Solicitation Statement (File No. 001-11588) filed on September 17, 2013 and incorporated herein by reference.

*Filed herewith

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan on this 5th day of November, 2013.

SAGA COMMUNICATIONS, INC.

By:	/s/ Samuel D. Bush
Samuel D. Bush Senior Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 5, 2013, by the following persons in the capacities indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Samuel D. Bush, Marcia Lobaito and Catherine A. Bobinski, and each of them severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement and post-effective amendments thereto (including prospectus supplements) and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each of said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Edward K. Christian	/s/ Roy F. Coppedge
Edward K. Christian President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	Roy F. Coppedge Director
/s/ Samuel D. Bush	/s/ David B. Stephens
Samuel D. Bush Senior Vice President and Chief Financial Officer (Principal Financial Officer)	David B. Stephens Director
/s/ Catherine A. Bobinski	/s/ Gary Stevens
Catherine A. Bobinski Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	Gary Stevens Director
/s/ Clarke R. Brown, Jr.	/s/ W. Russell Withers
Clarke R. Brown, Jr. Director	W. Russell Withers Director

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Second Restated Certificate of Incorporation, restated as of December 12, 2003, filed as an exhibit to the Corporation’s registration statement on Form 8-A (File No. 001-11588) filed on January 6, 2004 and incorporated herein by reference.

4.2	Certificate of Amendment to the Second Restated Certificate of Incorporation field as an exhibit to the Corporation’s Form 8-K (File No. 001-11588) filed on January 29, 2009 and incorporated herein by reference.

4.3	Bylaws, as amended, May 23, 2007, filed as an exhibit to the Corporation’s Form 10-K (File No. 001-11588) for the year ended December 31, 2007 and incorporated herein by reference.

5.1	Opinion of Bodman PLC as to the legality of the securities being registered.*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Bodman PLC (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page).*

99.1	Second Amended and Restated Saga Communications, Inc. 2005 Incentive Compensation Plan filed as Appendix A to the Corporation’s Consent Solicitation Statement (File No. 001-11588) filed on September 17, 2013 and incorporated herein by reference.

*Filed herewith

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